EXHIBIT 10.12A

MEDMEN ENTERPRISES INC.
2018 STOCK AND INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Class B Subordinate Voting Shares of MEDMEN ENTERPRISES INC. (the “Company”):

Name of Optionee:

Total Number of Shares Subject to Option:

Type of Option:	Non‑Qualified Stock Option

Exercise Price Per Share:	CDN$ __________________________________________________

Date of Grant:

Vesting Commencement Date

Vesting Terms:

[1/4 of theShares subject to this option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date.Thereafter, an additional 1/48 of the Shares subject to this option shall vest and become exercisable on each successive monthly anniversary of the Vesting Commencement Date.]

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2018 Stock and Incentive Plan and the attached Stock Option Agreement, both of which are made a part of this document.

OPTIONEE:	MEDMEN ENTERPRISES INC.

By:

Title:
Print Name

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MEDMEN ENTERPRISES INC.
2018 STOCK and incentive PLAN
STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

(a) Option.On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.This option is intended to be a Non‑Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant.

(b) Stock Plan and Defined Terms.This option is granted pursuant to the 2018 Stock and Incentive Plan (the “Plan”), a copy of which the Optionee acknowledges having received.The provisions of the Plan are incorporated into this Agreement by this reference.Capitalized terms are defined in Section 9 of this Agreement, unless otherwise defined in Section 2 of the Plan.

SECTION 2. RIGHT TO EXERCISE.

(a) In General.Except as set forth below and subject to any other conditions of this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

(b) Change in Control.If within 12 months following a Change in Control, the Company terminates the Optionee’s service with the Company for reasons other than for Cause, then the option shall become immediately exercisable in full on the date of such termination, and the Optionee may exercise all or part of this option at any time before its expiration.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise.This option shall be exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Board or Committee, as applicable, may determine, which shall state the election to exercise the option, the number of Shares with respect to which the option is being exercised (the “Exercised Shares”), the Purchase Price and such other representations and agreements as may be required by the Company.The Optionee shall deliver to the Company, at the time of giving the Exercise Notice, payment in a form permissible under Section 5 of this Agreement for the full amount of the Purchase Price. The option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice and payment of the Purchase Price, together with any applicable tax withholding or confirmation of such other arrangements satisfactory to the Company to enable it to satisfy all applicable tax withholding requirements.The Exercise Notice shall be signed by the person exercising this option.In the event that this option is being exercised by the representative of the Optionee, the Exercise Notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

(b) Issuance of Shares.After receiving a proper Exercise Notice, the Company shall cause to be issued Shares (either in certificate or book entry form, as determined by the Company) as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(c) Withholding Taxes.In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

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SECTION 5. PAYMENT FOR STOCK.

(a) Cash.All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Exercise/Sale.If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Exercised Shares and to deliver all or part of the sales proceeds to the Company.

(c) Other.The Company may permit an Option to be exercised by any other method acceptable to the Company in its sole discretion.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term.This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed ten years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant, and the Optionee is a 10% owner as described in Section 6 of the Plan).

(b) Termination of Service (Except by Death or Disability).If the Optionee’s service terminates for any reason other than death or Disability, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

(ii) The date three months after the termination of the Optionee’s service for any reason other than Cause; or

(iii) The date of termination of the Optionee’s service for Cause.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is then exercisable.In the event that the Optionee dies after termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. For avoidance of doubt, if the Optionee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Optionee shall incur a termination of service.

(c) Death or Disability of the Optionee.If the Optionee dies or becomes Disabled while in service, then this option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above; or

(ii) The date 12 months after the Optionee’s death or Disability.

In the event of Optionee’s death, all or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.

(d) Leaves of Absence.For any purpose under this Agreement, service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company or an applicable Affiliate thereof in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company or an applicable Affiliate thereof).

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SECTION 7. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 4(c) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 4(c) of the Plan.In the event that the Company is a party to any corporate transaction, this option shall be subject to amendment as provided in Section 7(b) of the Plan.

SECTION 8. MISCELLANEOUS PROVISIONS.

(a) Rights as a Shareholder.Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing an Exercise Notice and paying the Purchase Price pursuant to Sections 4 and 5 of this Agreement.

(b) Compliance Matters.The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Optionee understands and acknowledges that Shares to be issued upon exercise of this option may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.If the Shares are not exempt from California securities laws, then at least annually, the Company will deliver financial statements to the Optionee if he or she is not a key person within the Company or an Affiliate whose duties assure Optionee access to equivalent information.

(c) No Retention Rights.Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

(d) Notice.The procedures required with respect to an Exercise Notice are governed by Sections 4 and 5 of this Agreement.Any other notice required by the terms of this Agreement shall be given in writing, including via electronic means, and shall be deemed effective (i) upon personal delivery, or upon deposit with governmental postal service, by registered or certified mail, with postage and fees prepaid, or (ii) if sent via electronic mail, upon the recipient’s acknowledgment of receipt of such electronic notice.Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(e) Entire Agreement.The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(f) Choice of Law.This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 9. DEFINITIONS.

In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):

(a) “Agreement” shall mean this Stock Option Agreement.

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(b) “Cause” shall mean any of the following, within the Company’s sole discretion: (i) a material violation of any applicable Company policy which is not cured within ten (10) days after written notice thereof; (ii) a material breach of any agreement with the Company which is not cured within ten (10) days after written notice thereof; (iii) willful and repeated failure to perform duties or gross neglect of duties (other than due to illness or incapacity) which is not cured within ten (10) days after written notice thereof; (iv) contravention of specific written lawful directions related to a duty or responsibility directed to be undertaken by the Board; (v) a conflict of interest with the Company which is not cured within twenty (20) days after written notice thereof; (vi) commission of an act, or a failure to act, that constitutes fraud, gross negligence or willful misconduct (including, but not limited to, embezzlement, misappropriation, or breach of fiduciary duty resulting or intending to result in personal gain at the expense of the Company); (vii) failure to comply with applicable confidentiality, non-solicitation and non-competition obligations to the Company, code of business conduct or other material policies of the Company that could, in the Board’s opinion, cause material injury to the Company; and (v) conviction of guilty or entry of a nolo contendere plea to: (a) a crime involving dishonesty or breach of trust; (b) an intentional tort which causes substantial loss, damage or injury to the property or reputation of the Company; (c) a misdemeanor which is materially and demonstrably injurious to the Company; or (d) a felony.

(c) “Change in Control” shall mean:

(i) the occurrence of any of the following events (each, a “Business Combination”):(a) the sale of more than 50% of the outstanding equity securities of the Company in a single transaction or in a series of transactions occurring during a period of not more than twelve months; (b) the Company is merged, amalgamated or consolidated with another corporation; or (c) a sale of substantially all of the assets of the Company to another entity, unless, following any of the foregoing Business Combinations in (a) through (c) above, all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities (or comparable interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more affiliates) in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Business Combination; or

(ii) in any twelve (12) month period, the individuals who, as of the beginning of the 12‑month period, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or appointment, or nomination for election by Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(d) “Date of Grant” shall mean the date specified in the Notice of Stock Option Grant.

(e) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(f) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(g) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(h) “Optionee” shall mean the individual named in the Notice of Stock Option Grant.

(i) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

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EXHIBIT A – EXERCISE NOTICE

MEDMEN ENTERPRISES INC.
2018 STOCK and incentive PLAN
STOCK OPTION AGREEMENT

I hereby notify MedMen Enterprises Inc. (the “Company”) that I elect to purchase Class B Subordinate Voting Shares of the Company (the “Exercised Shares”) at the option exercise price of CDN$ per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me by Notice of Stock Option Grant and Stock Option Agreement on , 20 (the “Option Agreement”) under the Company’s 2018 Stock and Incentive Plan (the “Plan”).

Capitalized terms used herein and not otherwise defined herein have the same meaning as set forth in the Option Agreement or the Plan.

Concurrently with the delivery of this Exercise Notice to the Company, I shall herewith deliver to the Company the full Purchase Price of the Exercised Shares in accordance with Section 5 of the Option Agreement, together with any and all withholding taxes due in connection with the exercise of the Option.

❒	I hereby exercise the Option in accordance with Section 5(a) of the Option Agreement.A certified cheque or bank draft is delivered with this Exercise Notice for the Purchase Price of the Exercised Shares.

❒	I hereby exercise the Option in accordance with Section 5(b) of the Option Agreement by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Exercised Shares and to deliver all or part of the sales proceeds to the Company.

This Exercise Notice must be signed by the Optionee and delivered to the Company.See instructions and signature block on the following page.

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Please deliver this Exercise Notice along with any required payment to:

[NAME]

[ADDRESS]

Participant name:

Participant signature:

____________________, _______
Date

Participant address::

Social Security Number:

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